AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AMENDED AND  RESTATED  AGREEMENT  is  effective as of the 1st day of
December,  2012,  by and  between  JACKSON  NATIONAL  ASSET  MANAGEMENT,  LLC, a
Michigan   limited   liability   company  and  registered   investment   adviser
("Adviser"), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and Sub-Adviser wish to amend and restate the Investment Sub-Advisory Agreement dated January 1, 2001 by and between the Adviser and Sub-Adviser;

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto (each a "Fund" and collectively, "Funds").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

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      c)    resolutions  of  the  Trust's  Board  of  Trustees  authorizing  the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

      f) the Trust's most recent prospectus and Statement of Additional Information (collectively called the "Prospectus").

            Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3. MANAGEMENT. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of
      Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund. Sub-Adviser is authorized on behalf of the Fund to enter into agreement and execute any documents required to make investments pursuant to the Prospectus, as such Prospectus maybe amended from time to time.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, including an affiliated broker-dealer which is a member of a
            national   securities  exchange  as  permitted  in

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            accordance with guidelines  established by the Board of Trustees. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser or any affiliated person of either the Trust, Adviser, or Sub-Adviser, except as may be permitted under the 1940 Act;

      d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

      e) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may request;

      f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

      g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust;

      h) will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder; and

      i) Notwithstanding any other provision to the contrary, the Sub-Adviser shall have no obligation to perform the following services or to have employees of the Sub-Adviser perform the following roles, as applicable: (a) shareholder services or support functions, such as responding to shareholders' questions about the Funds or its investments or strategies; (b) providing legal advice to the Funds;
            (c) providing employees of the Sub-Adviser to serve as officers of the Funds; or (d) providing employees of the Sub-Adviser to serve as the Funds' Chief Compliance Officer and associated staff.

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      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund; and

      c) Upon reasonable request from Adviser, Sub-Adviser shall cooperate by assisting Adviser in fulfilling disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations pertaining to services provided and records produced by Sub-Adviser for the Fund.

4. AGGREGATION OF ORDERS. Provided the investment objectives of the Fund are adhered to, the Adviser agrees that the Sub-Adviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or with accounts of the affiliates of the Sub-Adviser, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Adviser acknowledges that the determination of such economic benefit to the Fund by the Sub-Adviser is subjective and represents the Sub-Adviser's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

5. FUTURES AND OPTIONS. Provided the investment objectives of the Fund are adhered to, the Sub-Adviser's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.

      The Adviser will (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "brokerage accounts") on behalf of and in the name of the Fund and (ii) execute for and on behalf of the Fund, standard customer agreements with a broker or brokers. The Sub-Adviser may, using such of the securities and other property in the Fund as the Sub-Adviser deems necessary or desirable, direct the Adviser to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.

      Upon the solicitation of the Adviser, the Sub-Adviser delivered to the Adviser a copy of its Disclosure Document, as amended, dated June 15, 2000, on file with the Commodity Futures Trading Commission. The Adviser hereby acknowledges receipt of such copy.

6. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund.

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7.    BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Fund or Funds in accordance with Schedule B hereto. The Adviser agrees to pay a sub-advisory fee on any capital contributed by Jackson National Life Insurance Company. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

      The Sub-Adviser represents and warrants that in no event shall the Sub-Adviser provide similar investment advisory services to any client comparable in size to the Fund being managed under this Agreement at a composite rate of compensation less than that provided for herein.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments selected for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-Adviser shall exercise its good judgment and shall act in good faith in rendering the services pursuant to this Agreement.

      Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

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11.   INDEMNIFICATION.   Notwithstanding  Section  10  of  this  Agreement,  the
      Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser to the Fund and to the Trust which is based upon the willful misfeasance, bad faith or gross negligence or breach of this Agreement by Sub-Adviser or its agents, or may be based upon any untrue statement of a material fact provided in writing by the Sub-Adviser specifically for inclusion in the Prospectus, or any amendment or supplement thereto, or the omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its breach of this Agreement.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect until June 30, 2002. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

13. ACKNOWLEDGEMENTS OF ADVISER: Adviser represents, warrants and covenants that:

      a) The Sub-Adviser will deliver on an annual basis to the Adviser a copy of its Disclosure Document as a Commodity Trading Advisor, on file with the Commodity Futures Trading Commission. The Adviser will annually acknowledge receipt of such copy. The Adviser acknowledges receipt of Sub-Adviser's CFTC Disclosure Document dated October 31, 2012;

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to

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            such  exclusion,  or, if more recent,  the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5);

      c) The Trust is a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Sub-Adviser if the Trust ceases to be a QIB; and

      d) Adviser has all necessary power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby and such execution, delivery and performance will not violate any applicable law, rule, regulation, governing document (e.g., Certificate of Incorporation or Bylaws), contract or other material agreement binding upon Adviser or Trust.

14.   AMENDMENT  OF  THIS  AGREEMENT.  No  provision  of this  Agreement  may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

15. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

16. PROPRIETARY RIGHTS. Sub-Adviser represents, and the Trust and the Adviser acknowledge, that Sub-Adviser is the sole owner of the names "Pacific Investment Management Company LLC" and "PIMCO" and certain logos associated with such names (the "PIMCO Marks").

      The use by the Trust and the Adviser, or their affiliates, on their own behalf or on behalf of the JNL/PIMCO Total Return Bond Series, of any PIMCO Marks or any representations regarding Sub-Adviser in any disclosure document, advertisement, sales literature or other materials promoting the JNL/PIMCO Total Return Bond Series shall remain subject to the approval of Sub-Adviser; provided, however, that (i) Sub-Adviser's review of any material pursuant to this Agreement shall be conducted in a reasonable and timely manner; (ii) Sub-Adviser's approval under this Agreement shall not be unreasonably withheld; and (iii) Sub-Adviser's approval under this Agreement shall not be required with respect to any use which has been previously approved by Sub-Adviser, including, but not limited to, any use which has been derived from disclosure contained in the Trust's or the Adviser's most recent Prospectus and/or Statement of Additional Information, or any supplements thereto, regarding any PIMCO Marks, PIMCO, or the JNL/PIMCO Total Return Bond Series, which has been previously approved by Sub-Adviser.

      Sub-Adviser acknowledges and agrees that it will not use the name the JNL/PIMCO Total Return Bond Series on its own behalf, or in relation to any investment company for which Sub-Adviser or its successors and any subsidiary or affiliate thereof acts as investment adviser, without the express written permission of the Trust or the Adviser, respectively, except that Sub-Adviser may state that it acts as a sub-advisor to the Trust and the Adviser.

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      The  parties  hereby  acknowledge  that the Trust has adopted the name the
      "JNL/PIMCO   Total  Return  Bond  Series"   through  the   permission   of
      Sub-Adviser, so long as the Sub-Adviser manages the assets of the Trust.

17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against Trust.

18.   REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER.

      The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

      The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

      The Sub-Adviser further represents that upon submission by the Adviser it will review the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser (on which Adviser will have an opportunity to comment), and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

19. RESEARCH SERVICES. PIMCO may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve PIMCO of any of its obligations hereunder, nor shall the Series be responsible for any additional fees or expenses hereunder as a result.

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20.   APPLICABLE  LAW.  This  Agreement  shall be construed in  accordance  with applicable federal law and the laws of the State of Michigan.

21. ASSIGNMENT. In accordance with Sections 205(a)(2) and 205(a)(3) of the Investment Advisers Act of 1940, no assignment of this Agreement shall be made by the Sub-Adviser without the consent of the Adviser. The Adviser understands and agrees that Pacific Investment Management Company LLC was indirectly acquired by Allianz AG on May 5, 2000.

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                                  PAGE 9 OF 10

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 18th day of December 2012, effective December 1, 2012.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

                                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                     By:      /s/ Mark D. Nerud
                                         ---------------------------------------
                                     Name:    Mark D. Nerud
                                           -------------------------------------
                                     Title:   President & CEO
                                            ------------------------------------

                                     PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                                     By:      /s/ Brent Holden
                                         ---------------------------------------
                                     Name:    Brent Holden
                                           -------------------------------------
                                     Title:   Managing Director
                                            ------------------------------------

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                                  PAGE 10 OF 10

                                   SCHEDULE A
                             DATED DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
                           JNL/PIMCO Real Return Fund
--------------------------------------------------------------------------------
                        JNL/PIMCO Total Return Bond Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                             DATED DECEMBER 1, 2012
                                 (Compensation)

For the JNL/PIMCO Real Return Fund, Sub-Adviser's account #1852, the following fee schedule shall apply:

--------------------------------------------------------------------------------
                        JNL/PIMCO REAL RETURN FUND - 1852
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
Amounts $0 - $1 Billion                                            0.25%
--------------------------------------------------------------------------------
Amounts over $1 Billion                                            0.20%
--------------------------------------------------------------------------------

For the JNL/PIMCO Total Return Bond Fund, Sub-Adviser's account #852, the following fee schedule shall apply:

--------------------------------------------------------------------------------
                     JNL/PIMCO TOTAL RETURN BOND FUND - 852
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
ALL ASSETS                                                        0.25%*
--------------------------------------------------------------------------------

* WHEN AGGREGATE NET ASSETS OF JNL/PIMCO TOTAL RETURN BOND FUND, JNL/PIMCO REAL RETURN FUND, CURIAN/PIMCO TOTAL RETURN FUND, AND CURIAN/PIMCO INCOME FUND (SUB-ADVISER'S ACCOUNTS #852, 1852, 6852, AND 7852) FALLS BELOW $3 BILLION, THE ANNUAL RATE ASTERISKED ABOVE IS APPLICABLE TO ALL THE AMOUNTS IN THE JNL/PIMCO TOTAL RETURN BOND FUND (SUB-ADVISER ACCOUNT #852).

--------------------------------------------------------------------------------
                     JNL/PIMCO TOTAL RETURN BOND FUND - 852
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
Amounts $0 - $1 Billion                                           0.25%**
--------------------------------------------------------------------------------
Amounts over $1 Billion                                           0.225%**
--------------------------------------------------------------------------------

** WHEN AGGREGATE NET ASSETS OF JNL/PIMCO TOTAL RETURN BOND FUND, JNL/PIMCO REAL RETURN FUND, CURIAN/PIMCO TOTAL RETURN FUND, AND CURIAN/PIMCO INCOME FUND (SUB-ADVISER'S ACCOUNTS #852, 1852, 6852, AND 7852) EQUALS OR EXCEEDS $3
BILLION, THE ANNUAL RATES DOUBLE-ASTERISKED ABOVE ARE APPLICABLE TO ALL THE AMOUNTS IN THE JNL/PIMCO TOTAL RETURN BOND FUND (SUB-ADVISER ACCOUNT #852). THE FEE IS COMPUTED BASED ON THE COMBINED MARKET VALUE OF THE TOTAL RETURN PORTFOLIOS OF JNL AND CURIAN (SUB-ADVISER'S ACCOUNTS #852 AND 6852), AND SUB-ADVISER WILL AGGREGATE TOTAL RETURN ASSETS TO DERIVE AN AVERAGE FEE TO BE APPLIED TO THESE TOTAL RETURN PORTFOLIOS (SUB-ADVISER'S ACCOUNTS #852 AND 6852).

"Fund" and "Funds" shall have the same meaning as set forth in the Agreement.

Aggregate  Net  Asset  values  and  market  value  are  determined  by the  Fund
Accountant.

--------------------------------------------------------------------------------

                                       B-1